Residential Funding Mortgage Securities I, Inc.
                                    Depositor

                         Residential Funding Corporation
                                 Master Servicer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-S7

                         Supplement dated June 12, 2002
                                       to
                    Prospectus Supplement dated May 23, 2002
                                       to
                         Prospectus dated March 25, 2002

        Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated May 23, 2002.

        The third bullet point on page S-69 under the caption entitled "Class M-2 and Class M-3 Certificate Yield Considerations" of the prospectus supplement shall be amended by deleting that sentence in its entirety and replacing it with the following:

        "the  purchase  prices  of the  Class  M-2  Certificates  and  Class M-3
        Certificates   will  be   approximately   $2,255,993   and   $1,553,928,
        respectively, including accrued interest."



SALOMON SMITH BARNEY                             BANC OF AMERICA SECURITIES LLC
                              UNDERWRITERS



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        This  supplement may be used to offer or sell the  certificates  offered hereby only if accompanied by the prospectus supplement and prospectus.

        Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until September 11, 2002.


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